Exhibit 99.1

PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (August 18, 2017) - TriLinc Global Impact Fund (“TriLinc” or the “Company”) announced today that it recently approved $37.5 million in term loan and trade finance transactions, bringing total financing commitments as of July 31, 2017 to $356.4 million for business expansion and socioeconomic development through its holdings in Sub-Saharan Africa, Latin America, and Southeast Asia. The transaction details are summarized below.

TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.

TriLinc recently approved $37.5 million in term loan and trade finance transactions that meet the Company’s requirements for underwriting, economic development, and societal advancement, as described below:

On July 3, 2017, the Company funded $1,649,138 as part of a new $15,000,000 senior secured 4.2-year term loan to a Colombian consumer lender that services public sector employees and retirees within small and medium size government agencies throughout the country. Priced at 11.50%, the transaction is set to mature on August 1, 2021, and is secured by the portfolio of payroll deduction loans and all cash flow stemming from these assigned notes. The borrower anticipates that TriLinc’s loan will assist the company in originating new payroll deduction loans, which will provide middle income consumers with timely and flexible financing for voluntary private consumption.

On July 3, 2017, the Company funded $1,080,000 as part of a new $3,500,000 revolving senior secured trade finance facility to a pharmaceuticals distributor located in the United Arab Emirates that exports pharmaceutical components to Algeria. With an interest rate of six month LIBOR + 13.00%, the transaction is set to mature on January 30, 2018 and is secured by a pledge of financed goods, personal and corporate guarantees, and a credit insurance policy.  TriLinc’s financing will be used to finance the purchase of pharmaceutical components from various pre-approved suppliers in India and China to be sold to one of the largest producers of generic pharmaceuticals in Algeria. All of the pharmaceutical components are produced in compliance with World Health Organization Good Manufacturing Practices, a requirement of the Algerian Ministry of Health. The borrower anticipates that TriLinc financing will help increase the availability of generic pharmaceutical options within Algeria.

On July 5, 2017, TriLinc funded $150,865 to an Earth Island Institute Dolphin-Safe-certified Ecuadorian fish processing and exporting company as part of an existing $2,000,000 revolving senior secured trade finance facility at a fixed interest rate of 9.00%. With a maturity date of August 18, 2018, these transactions are secured by specific receivables and inventory destined for export. The borrower anticipates that TriLinc financing will continue to support employment generation and increases in employee wages, in addition to the company’s commitment to waste management and water recycling initiatives on its premises.

Between July 5 and July 12, 2017, TriLinc funded two separate transactions, totaling $611,500, as part of an existing $5,000,000 revolving trade finance facility with a Dolphin-Safe certified Ecuadorian tuna processor and exporter.  Priced at 9.50%, the transactions are set to mature on June 8, 2018 and are secured by inventory and accounts receivable.  TriLinc’s financing will support the borrower’s job creation efforts, as the borrower anticipates that it will increase its processing capacity by 30% in the next three years, requiring another work shift and a substantial increase in its workforce.  The borrower is dedicated to the wellbeing of its employees, as shown by offering them extensive training programs upon hiring, and performing human resource studies to measure the happiness and efficiency of its employees.

Between July 5 and July 28, 2017, TriLinc funded seven separate transactions, totaling $4,672,000 as part of an existing $9,000,000 revolving trade finance facility with an Ecuadorian shrimp exporter, whose local suppliers of farm-raised shrimp are all licensed by INP, an Ecuadorian institute specializing in biological, technological, and economic research aimed at the management and development of sustainable fisheries. With a fixed interest rate of 9.25%, the transactions are set to mature between September 4, 2018 and October 22, 2018.  The financings are secured by inventory, accounts receivable, and purchase contracts.  The borrower uses state-of-the-art, cost-efficient cooling and freezing equipment to preserve the quality of its product and reduce its environmental footprint. TriLinc’s financing will support the borrower’s position as Ecuador’s seventh-largest shrimp exporter, and strengthen the borrower’s ability to offer competitive wages, health services, and childcare support to its employees.

On July 10, 2017, the Company funded $4,813,627 as part of a new $14,000,000 trade finance facility to a non-ferrous metals trader based in Hong Kong that imports London Metal Exchange grade copper and nickel into Chinese and Indian markets. Priced at 9.50%, the transaction is set to mature on January 4, 2018 and is secured by an assignment of sales contracts and underlying accounts receivables, including personal guarantees and power of attorney over the borrowers’ account. TriLinc’s financing will be used to finance the sale of copper and nickel products to various SMEs throughout India. The borrower and its suppliers aim to increase the accessibility of metal products for SMEs by facilitating the purchase of small quantities on a just-in-time basis and at an affordable contract cost. Increasing the copper and nickel supply within India aids in enhancing the economic viability of the country through meeting the growing infrastructure demands of its population.

On July 12, 2017, the Company funded $758,712 as part of an existing $8,000,000 senior secured revolving receivables trade finance facility to a global metals trader based in the United Kingdom and operating in Africa. With an interest rate of six month Libor + 6.00%, the transaction is set to mature on January 8, 2018, and is secured by a bill of exchange and sales contracts. TriLinc’s financing will facilitate the trade of London Metal Exchange registered, full plate nickel cathodes, which are used extensively as inputs in infrastructure development projects worldwide.

On July 26, 2017, TriLinc funded $99,590, as part of an existing $2,500,000 revolving trade finance facility with a family-owned Uruguayan citrus producer that specializes in growing, processing, packing, and exporting citrus fruits, juice concentrate, and essential oils. The borrower is certified under the guidelines of Tesco Nurture and Unilever’s sustainable agriculture code, demonstrating its commitment to operating in an environmentally responsible manner. With a fixed rate of 9.00%, the transaction is set to mature on July 26, 2018 and is secured by inventory. The borrower anticipates that TriLinc’s financing will support its efforts in increasing agricultural production to meet the demand stemming from new international markets, thereby facilitating export diversification in Uruguay.

On July 28, 2017, TriLinc funded a $15,000,000, 5.75-year term loan facility with a Kenyan freight and cargo transporter that services the port of Mombasa, the largest hub for trade in East Africa. With an interest rate of 12.80%, the transaction is set to mature on March 31, 2023 and is secured by a second lien over all assets and property owned by the borrower, including personal and corporate guarantees. TriLinc’s financing will support the borrower in increasing the operational effectiveness of the port, which has a direct influence on the competitiveness of Kenya’s businesses, the availability of a variety of goods in the country, and the wider cost of goods in Eastern Africa. The borrower maintains its competitive advantage by being strategically located and serving as a one-stop shop for its customers through offering services such as remote online tracking, weighing of cargo, customs clearance, transportation arrangements, etc. in order to increase the port’s operational efficiency.

On July 31, 2017, TriLinc funded two transactions, totaling $8,697,115, as part of a new $11,000,000 revolving senior secured trade finance facility with a mobile phone distributor, based in Hong Kong, which specializes in the trading and distribution of branded and OEM mobile phones, cameras, music players and home appliances. Priced at 10.00%, the transactions are set to mature between October 29, 2017 and December 28, 2017 and are secured by receivables, personal and corporate guarantees, a collection account, and properties in Hong Kong. The borrower was appointed to be the exclusive distributor in India for a large multinational networking and telecommunications equipment company. India has the fastest-growing smartphone market in the world, and TriLinc’s financing will support the distribution of mobile phones throughout the country that are both high quality and affordable. In addition to expanding access to technology within India, the borrower maintains an active CSR program in-country that is focused on bringing technological education to the youth in West Bengal.

“TriLinc’s recent investment activity demonstrates our commitment to diversifying our portfolio across impactful industries around the world,” said Gloria Nelund, CEO of TriLinc. “By financing companies that range from a pharmaceuticals distributor exporting economical pharmaceutical components into Algeria, to a freight and cargo transporter increasing port efficiency in Kenya, TriLinc is supporting SMEs that drive access to new products and services in order to generate economic and social progress.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.